SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 30, 2002

EMULEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-11007	51-0300558

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3535 Harbor Boulevard
Costa Mesa, California 92626
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (714) 662-5600

Exhibit Index on Page 5

Item 5. Other Events.

         On August 30, 2002, Emulex Corporation (the “Company”) issued a press release announcing that its board of directors has expanded the Company’s repurchase program, announced in September 2001, to include the repurchase of the Company’s 1.75% convertible subordinated notes due in 2007. The Company also announced that during the week ended August 30, 2002, the Company repurchased approximately $136 million of convertible notes at a discount to face value, spending approximately $104 million.

         A copy of the press release is filed as Exhibit 99.01 and incorporated herein by reference.

Item 7. Exhibits.

Exhibit No.	Description

99.01	Press Release of Emulex Corporation, dated August 30, 2002.[1]

1/ Filed solely to satisfy Emulex’s disclosure obligations under Rule 100(a) of Regulation FD and shall not be deemed an admission as to the materiality of any information contained therein.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMULEX CORPORATION (Registrant)

Date: September 3, 2002	By:	/s/ PAUL FOLINO

Paul Folino, Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit No.	Description	Sequential Page Number

99.01	Press Release of Emulex Corporation, dated August 30, 2002.

5